Exhibit 23.1

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-30095 on Form S-8 of our report dated June 29, 2022 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2021.

CliftonlarsonAllen LLP

Milwaukee, Wisconsin

June 29, 2022

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